EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8s No. 333-88848 and 333-128924) of AdStar, Inc. of our report, dated March 1, 2008, except for Note 13, the date of which is March 18, 2008, relating to the consolidated financial statements of AdStar, Inc. which report appears in the 2007 Annual Report on Form 10-KSB of AdStar, Inc.

/S/ HOLTZ RUBENSTEIN REMINICK LLP
Holtz Rubenstein Reminick LLP
New York, New York
March 31, 2008